Exhibit 23.1


                            INDEPENDENT AUDITORS' CONSENT


          To the Board of Directors and Shareholders of United States Filter Corporation:

          We consent to the incorporation by reference in the Registration Statement on Form S-8 of United States Filter Corporation of our report dated June 7, 1996, except as to the acquisitions of Davis Water & Waste Industries, Inc. and Zimpro Environmental Inc., which are as of August 23, 1996 and May 31, 1996, respectively, the common stock split which is as of July 15, 1996, and note 20 which is as of October 7, 1996, relating to the consolidated balance sheets of United States Filter Corporation as of March 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 1996, which report appears in the Current Report on Form 8-K of United States Filter Corporation dated November 8, 1996.


          KPMG Peat Marwick LLP
          Orange County, California
          November 8, 1996

























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                            INDEPENDENT AUDITORS' CONSENT


          To the Board of Directors and Shareholders of United States Filter Corporation:

          We consent to the incorporation by reference in the Registration Statement on Form S-8 of United States Filter Corporation of our report dated October 15, 1996, relating to the combined balance sheets of the Systems and Manufacturing Group of Wheelabrator Water Technologies Inc. as of December 31, 1994 and 1995 and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Current Report on Form 8-K of United States Filter Corporation dated November 8, 1996.


          KPMG Peat Marwick LLP
          Chicago, Illinois
          November 8, 1996


































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          CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


          To the Board of Directors and Shareholders

          United Utilities PLC

          We consent to the incorporation by reference in the Registration Statement on Form S-8 of United States Filter Corporation of our report dated 16 October 1996 relating to the aggregated financial statements of the United Utilities PLC Process Division as of 31 March 1996 and 1995 and for each of the years in the two year period ended 31 March 1996, which report appears in the Current Report on Form 8-K of United States Filter Corporation dated November 8, 1996.


          KPMG Audit Plc

          Manchester, England

          8 November 1996